September 17, 1998



VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Watts Industries, Inc.

Dear Sir/Madam:

Electronically transmitted for filing please find the above-named Company's Proxy Statement, forms of Proxy and Notice of Annual Meeting of Stockholders for the October 20, 1998 Annual Meeting of Stockholders of Watts Industries, Inc. These proxy materials are being distributed on September 17, 1998 to stockholders of record at the close of business on September 2, 1998. No fee is required with this filing.

Seven (7) copies of the Company's Annual Report to Stockholders will be mailed to the Commission pursuant to Rule 14a-3(c) of Regulation 14A and Rule 101(b)(1) of Regulation S-T. The Annual Report is not deemed to be "filed" with the Commission. It is being provided to the Commission solely for its information.

                                   Sincerely,

                               /s/ Thomas J. White

                                 Thomas J. White
                               Corporate Attorney

TJW/sb

                                  SCHEDULE 14A


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, For Use of the Commission Only
[ X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Materials Pursuant to s. 240.14a-11(c) or s. 240.14a-12

                             Watts Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

                              Thomas J. White, Esq.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

      1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      3) Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11
--------------------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      5) Total fee paid:
--------------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                             WATTS INDUSTRIES, INC.

                               September 17, 1998




Dear Stockholder:

      We cordially invite you to attend our 1998 Annual Meeting, which will be held on Tuesday, October 20, 1998 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

      At the Annual Meeting the stockholders will elect Directors and act upon certain other matters as described in the proxy statement. The Board of Directors urges you to read the proxy statement which describes these matters and presents other important information.

      Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

      Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on October 20th.

                                                         Sincerely,






                                           /S/ TIMOTHY P. HORNE
                                               TIMOTHY P. HORNE
                                               Chairman of the Board
                                                  and Chief Executive Officer

                             WATTS INDUSTRIES, INC.
                               815 CHESTNUT STREET
                             NORTH ANDOVER, MA 01845

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                           BE HELD ON OCTOBER 20, 1998


To the Stockholders of
     Watts Industries, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, October 20, 1998, at 10:00 a.m., for the following purposes:

      1.To elect to the  Board  of  Directors  of  Watts  Industries,  Inc.  six
        Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

      2.To ratify the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year; and

      3.If presented, to consider and act upon a shareholder proposal requesting that the Company's Board of Directors take the steps necessary to amend and restate the Company's Amended and Restated Certificate of Incorporation to provide for one class of Common Stock having one vote per share.

        Only stockholders of record at the close of business on September 2, 1998 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.


                                By Order of the Board of Directors





                            /S/ KENNETH J. McAVOY
                                KENNETH J. McAVOY
                                Secretary



North Andover, Massachusetts
September 17, 1998



                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                             WATTS INDUSTRIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1998
                                 PROXY STATEMENT

                             INFORMATION CONCERNING
                             SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Watts Board") of Watts Industries, Inc. (the "Company") for use at the Company's 1998 Annual Meeting of Stockholders to be held on Tuesday, October 20, 1998 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted (i) for the election of the nominees named herein for Director, (ii) for the ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year, and
(iii) against the shareholder proposal requesting that the Watts Board take the steps necessary to amend and restate the Company's Amended and Restated Certificate of Incorporation to provide for only one class of Common Stock with each share having one vote per share, in each case unless authority is withheld or different instructions are given.

      Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

      Stockholders of record at the close of business on September 2, 1998 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on September 2, 1998, there were outstanding and entitled to vote 16,721,807 shares of Class A Common Stock and 10,285,247 shares of Class B Common Stock.

      This proxy statement and the enclosed proxy are being mailed together by the Company on or about September 17, 1998 to stockholders of record as of September 2, 1998. The Company's Annual Report for the fiscal year ended June 30, 1998 is also being mailed to such stockholders of the Company with this proxy statement.

      The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

      The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company will pay $3,500 plus expenses to Corporate Investor Communications, Inc. to solicit proxies and the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

      PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Watts Board has fixed the number of Directors at six and nominated the individuals named below for election as Directors. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Watts Board . Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Watts Board or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

              INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

      Set forth below is the name and age of each director and nominee for director, each of whom is a current director of the Company, his or her principal occupation for the past five years, the year each became a director of the Company and certain other information. The information is as of September 14, 1998.

                                                 PRESENT PRINCIPAL EMPLOYMENT AND                         DIRECTOR
       NAME                AGE                     PRIOR BUSINESS EXPERIENCE (1)                          SINCE (1)
       ----                ---                   --------------------------------                         ---------
Timothy P. Horne..........60  Chairman of the Board since 1986 and Chief Executive Officer since           1962(2)
                              1978; President from 1994 to April 1997. Mr. Horne joined the
                              Company in 1959.
David A. Bloss, Sr........48  President and Chief Operating Officer since April 1997 and                   1994(2)
                              Executive  Vice  President from July 1993 to April 1997. Prior to
                              July 1993, Mr. Bloss was associated for  five  years  with  the  Norton
                              Company, a manufacturer   of  abrasives  and  cutting  tools, serving  as
                              President   of  its   Superabrasives Division from 1991 to 1993.
Kenneth J. McAvoy.........58  Chief Financial Officer and Treasurer since 1986; Vice President             1994(2)
                              of Finance from 1984 to 1994; Executive Vice President of European
                              Operations from 1994 to 1996; Secretary since 1985. Mr. McAvoy joined the Company in 1981.
Noah T. Herndon...........66  Partner of Brown Brothers Harriman & Co., private bankers, since             1981(2)
                              1974. Mr. Herndon is a director of Fieldcrest Cannon, Inc.,
                              Cabot Industrial Trust and Zoll Medical Corporation.
Gordon W. Moran...........60  Chairman of Hollingsworth & Vose Company, a paper manufacturer,              1990(2)
                              since 1997, and served as its President and Chief Executive Officer from
                              1983 to 1998. Mr. Moran is a director of Associated Industries of
                              Massachusetts, the American Paper Institute and the South Norfolk
                              County Association for Retarded Citizens, Inc.
Daniel J. Murphy, III.....56  Chairman of Northmark Bank, a commercial bank, since August                  1986(2)
                              1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a
                              Managing  Director  of  Knightsbridge Partners,  Inc.,  a  venture
                              capital  firm,  from January  to  August  1987  and   President  and  a
                              director of Arltru Bancorporation,  a bank holding company,   and  its
                              wholly   owned   subsidiary, Arlington  Trust  Company,  from 1980 to 1986.
                              Mr. Murphy is a director of Bay State Gas Company.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.
(2)  Nominee for director.

                            FEES TO CERTAIN DIRECTORS

      Each non-employee Director receives a fee of $18,000 per year and $500 per Board of Directors or committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      The Watts Board held seven meetings during the fiscal year ended June 30, 1998. Each of the Directors of the Company attended at least three-quarters of the meetings of the Watts Board and of the committees on which such Director served, except for Noah T. Herndon. The Watts Board has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit
Committee held two meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended June 30, 1998. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1996 Stock Option Plan, its 1989 Nonqualified Stock Option Plan, its 1986 Incentive Stock Option Plan (such plan has expired, but there remain outstanding previously granted options) and its Management Stock Purchase Plan pursuant to authority delegated to it by the Watts Board and for approving the compensation arrangements of the principal executive officers of the Company. Messrs. Herndon and Moran comprise the Audit Committee and Messrs. Murphy and Herndon comprise the Stock Option and Compensation Committee.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

      The following table sets forth certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers, Directors and persons nominated for election as Directors of the Company.

                                                                         NUMBER OF
                                                                          SHARES
                                                                       BENEFICIALLY             TOTAL PERCENT(1)
NAME OF BENEFICIAL OWNER(2)                                             OWNED(1)(3)           EQUITY      VOTING
---------------------------                                            ------------           ------      ------
Timothy P. Horne(4)....................................................9,348,516 (5)(6)(7)     34.4%       76.1%
George B. Horne(4)(9)..................................................2,124,600 (6)(9)(10)     7.9        17.8
Frederic B. Horne......................................................1,840,473 (8)            6.8         9.4
Daniel W. Horne(4)(11).................................................1,335,840 (6)(10)(11)    4.9        11.2
Deborah Horne(4)(12)...................................................1,335,840 (6)(10)(12)    4.9        11.2
Peter W. Horne(4)(13)..................................................1,335,840 (7)(13)        4.9        10.4
Franklin Resources, Inc................................................1,343,150 (14)(15)       8.0         1.1
Noah T. Herndon........................................................1,252,840 (7)(14)(16)   4.6        10.3
Daniel J. Murphy, III.....................................................18,400 (14)(16)        *           *
Gordon W. Moran...........................................................15,000 (14)(16)        *           *
David A. Bloss, Sr.......................................................105,000 (14)(17)        *           *
Kenneth J. McAvoy.........................................................67,000 (14)(18)        *           *
Paul A. Lacourciere.......................................................40,800 (14)(19)        *           *
Michael O. Fifer..........................................................19,701 (14)(22)        *           *

All executive officers and Directors as a group (11 persons)...........9,743,767 (20)(21)      35.4        76.2
-------------

(1) The number of shares and the percentages have been determined as of August 24, 1998 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 27,007,054 shares were outstanding, of which 10,290,247 were shares of Class B Common Stock entitled to ten votes per share and 16,716,807 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(2) The address of each stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that Frederic B. Horne's address is c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, Massachusetts 01923 and Franklin Resources, Inc., address is 777 Mariners Island Blvd., San Mateo, California 94403.

(3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(4)  Timothy P. Horne, George B. Horne, Daniel W. Horne, Deborah Horne and Peter
     W. Horne, together with Tara Horne and Judith Rae Horne (as trustee and custodian for her minor daughter), may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

     Shares of Class B Common Stock of the Company beneficially owned by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members named in the table (other than George B. Horne) and other Horne family members and trusts for their benefit not named in the table. The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

(5) Includes (i) 2,751,220 shares of Class B Common Stock and 62,742 shares of Class A Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,235,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Frederic B. Horne serves as sole trustee, (v) 2,124,600 shares held for the benefit of George
     B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vi) 45,000 shares owned by Tara V. Horne, Mr.
     Horne's daughter, (vii) 207,740 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee or custodian for Mr. Horne's minor daughter,
     (viii) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as trustee, (ix) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee and (x) 196,894 shares issuable upon the exercise of stock options exercisable currently or within 60 days of August 24, 1998. The shares noted in clause (iv) are held in a voting trust for which Mr. Horne serves as co-trustee. See footnote 7. A total of 2,751,220 of the shares of Class B Common Stock noted in clause (i), the shares noted in clauses (ii) and (iii), and (v) through (ix) of this footnote (7,853,040 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 62,742 of the shares noted in clause (i) and all of the shares noted in clause (x) of this footnote.

(6) All shares of Class B Common Stock held by Timothy P. Horne, individually, all shares of Class B Common Stock held by trusts for the benefit of Daniel
     W. Horne, Deborah Horne, Tara V. Horne and Timothy P. Horne's minor daughter, George B. Horne, 44,220 shares of Class B Common Stock held by Judith Rae Horne, custodian for her minor daughter, and 45,000 shares of Class B Common Stock held by Tara V. Horne (7,853,040 shares in the aggregate) are subject to the terms of The George B. Horne Voting Trust Agreement-1997 (the "1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Noah T. Herndon, a director of the Company, John R. LeClaire, whose professional corporation is a partner in the law firm of Goodwin, Procter & Hoar LLP, and Walter J. Flowers, a partner in the law firm of Flowers and Lichtman (each, a "Successor Trustee" and collectively, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. At any time, Timothy
     P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the "Primary Designee") and the other as the secondary designee ("Secondary Designee"), to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become a trustee. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. No trustee or Successor Trustee shall possess the Determination Power unless it is specifically conferred upon such trustee pursuant to the provisions of the 1997 Voting Trust.

     The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of Class B Common Stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

     Timothy P. Horne holds 35.03% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.01% of the Beneficial Interest as trustee of a revocable trust, 17.01% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 27.1% of the Beneficial Interest as co-trustee of a revocable trust and 0.7% of the Beneficial Interest as trustee of two irrevocable trusts (representing an aggregate of 96.85% of the Beneficial Interest). George B. Horne holds 27.1% of the Beneficial Interest as co-trustee of a revocable trust. Tara V. Horne, individually and as beneficiary of an irrevocable trust holds .96% of the Beneficial Interest, and Judith Rae Horne, as trustee or custodian for Timothy P. Horne's minor daughter, holds 2.65% of the Beneficial Interest.

(7) Includes 1,235,840 shares of Class B Common Stock which may be deemed beneficially owned by Frederic B. Horne, as trustee of a revocable trust for the benefit of Peter W. Horne, which are subject to the terms of the Horne Family Voting Trust Agreement-1991 (the "1991 Voting Trust"). Frederic B. Horne disclaims beneficial ownership of, and disclaims dispositive power with respect to, the shares in the revocable trust for the benefit of Peter W. Horne. Under the terms of the 1991 Voting Trust, the two trustees (currently Timothy P. Horne and Noah T. Herndon) have sole power to vote all shares subject to the 1991 Voting Trust. However, as long as Timothy P. Horne is serving as trustee of the 1991 Voting Trust, Timothy
     P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the 1991 Voting Trust (for purposes of this footnote, the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Noah T. Herndon is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. John R. LeClaire, whose professional corporation is a partner in the law firm of Goodwin, Procter & Hoar LLP has been designated as a successor to Mr. Herndon. If Timothy P. Horne ceases to serve as a trustee, Mr. Herndon or, in the event Mr. Herndon has previously ceased to serve as a trustee, Mr. LeClaire, shall serve as the sole trustee. If Mr. Herndon does not survive Timothy P. Horne or if Mr. LeClaire replaces Mr. Herndon as a successor trustee and does not survive Timothy P. Horne, Timothy P. Horne shall remain as the sole trustee. If each of Timothy P. Horne, Mr. Herndon and Mr. LeClaire ceases to serve as a trustee for any reason, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the 1991 Voting Trust. Under the terms of the 1991 Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Frederic B. Horne, the brother of Timothy P. Horne, and George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.

     The 1991 Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the 1991 Voting Trust, are then living and continue to hold voting trust certificates under the 1991 Voting Trust or, in the case of shares in the 1991 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1991 Voting Trust may be amended or terminated by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Frederic B. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. Shares may not be removed from the trust during its term without the consent of the trustees.

     Frederic B. Horne, as sole trustee of a revocable trust for the benefit of Peter W. Horne may be deemed to beneficially own 100% of the total beneficial interest in the 1991 Voting Trust. Frederic B. Horne disclaims beneficial ownership of, and disclaims dispositive power with respect to, the shares in the revocable trust for the benefit of Peter W. Horne. See footnote 8.

(8) The information relating to the number and nature of Frederic B. Horne's beneficial ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on May 1, 1998 by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"). The equity and voting percentages were calculated as of August 24, 1998. Includes (i) 1,015,323 shares of Class B Common Stock and 791,550 shares of Class A Common Stock, beneficially owned by Mr. Horne, (ii) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee,
     (iii) 11,000 shares beneficially owned by Mr. Horne's minor daughter for which Mr. Horne is custodian. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 791,550 of the shares noted in clause (i).

(9) Consists of 2,124,600 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. All of such shares are subject to the 1997 Voting Trust. See footnote 6.

(10) All shares are Class B Common Stock.

(11) Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(12) Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the 1997 Voting Trust. See footnote 6.

(13) All shares are Class B Common Stock except for 100,000 shares of Class A Common Stock. The shares of Class B Common Stock are held in a revocable trust for which Frederic B. Horne serves as sole trustee, and are subject to the 1991 Voting Trust. See footnote 7.

(14) All shares are shares of Class A Common Stock or options to purchase Class A Common Stock which are exercisable currently or within 60 days of August 24, 1998.

(15) The information is based on a Form 13F filed with the Securities and Exchange Commission by Franklin Resources, Inc., Franklin Advisory Services, Inc., Franklin Management, Inc. and Franklin Advisers, Inc. reporting their aggregate holdings of shares of Class A Common Stock as of June 30, 1998. Franklin Advisory Services, Inc., Franklin Management, Inc. and Franklin Advisers, Inc. have stated in the Form 13F that they are investment advisers registered under the Investment Advisers Act of 1940, and that as direct or indirect investment advisory subsidiaries of Franklin Resources, Inc. have all investment and/or voting power of the shares.

(16) Includes 14,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.

(17) Includes (i) 96,000 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 24, 1998, (ii) 1,000 shares of Class A Common Stock held by Mr. Bloss' spouse and (iii) 8,000 shares of Class A Common Stock.

(18) Represents 67,000 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 24, 1998.
(19) Represents 40,800 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 24, 1998.

(20) Includes (i) 9,093,230 shares of Class B Common Stock, (ii) 81,243 shares of Class A Common Stock, and (iii) 569,294 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of August 24, 1998.

(21) Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

(22) Includes (i) 801 shares of Class A Common Stock, (ii) 300 shares of Class A Common Stock held by Mr. Fifer for three minor children and (iii) 18,600 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 24, 1998.

COMPENSATION ARRANGEMENTS

SUMMARY COMPENSATION TABLE

The following table contains information with respect to the compensation for the past three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at June 30, 1998.

                                            SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                                        ----------------------
                                           Annual Compensation                   Awards
                                           -------------------                  --------
                                                                      Restricted Stock
Name and                          Fiscal    Salary      Bonus               Units        Options
Principal Position                 Year       ($)      ($)(1)             ($)(2)(3)      (#)(4)
------------------                ------    ------     -------            ---------      -------
Timothy P. Horne
Chairman of the Board              1998    685,000          0              159,852 (6)      40,000 (11)
   and Chief                       1997    656,666          0              281,586 (6)      45,000 (11)
   Executive Officer...............1996    640,000          0 (5)           42,669 (6)      40,000 (11)

David A. Bloss, Sr.
President                          1998    305,000          0              163,227 (7)      45,000 (11)
   and Chief                       1997    276,667    134,400              179,198 (7)      45,000 (11)
   Operating Officer...............1996    256,670          0              106,781 (7)      35,000 (11)

Kenneth J. McAvoy
Chief Financial Officer,           1998    206,667          0               96,742 (8)      30,000 (11)
   Treasurer and                   1997    188,333     79,040              105,382 (8)      35,000 (11)
 Secretary                         1996    178,334          0               63,355 (8)      30,000 (11)

Paul A. Lacourciere                1998    194,167          0               86,804 (9)      15,000 (13)
Corporate Vice                     1997    188,333     22,896               45,777 (9)      20,000 (13)
   President                       1996    157,502     31,203               41,609 (9)      15,000 (12)

Michael O. Fifer
Group                              1998    162,500      6,622               39,493 (10)     12,500 (13)
   Vice............................1997    147,500     10,628               56,662 (10)     15,000 (13)
   President.......................1996    135,000     27,845               80,008 (10)     10,500 (12)
------------

(1)Amounts awarded under the Executive Incentive Bonus Plan, as amended.

(2) Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market prices of the Company's Class A Common Stock of $18.4375, $25.375 and $16.375 on the RSU grant dates of August 11, 1998, August 4, 1997 and August 5, 1996, respectively.

(3) Each of the named executive officers made an election under the Management Plan in December 1995, 1996 and 1997 to receive RSUs (i) in lieu of a specified percentage or dollar amount of his actual annual incentive cash bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum cash bonus, for fiscal years ended June 30, 1996, 1997 and 1998, respectively. With respect to fiscal years 1998, 1997 and 1996, RSUs were awarded as of August 11, 1998, August 4, 1997 and August 5, 1996, respectively, (the dates actual annual incentive bonuses were determined) by dividing the named executive officer's election amount by the RSU Cost. The RSU Cost was $12.35313, $19.03125 and $12.28 per RSU for fiscal years 1998, 1997 and 1996, respectively, which was 67% of $18.4375 and 75% of $25.375 and $16.375, the closing market prices of the Company's Class A Common Stock on August 11, 1998, August 4, 1997 and August 5, 1996, respectively ("1998 RSU Cost", "1997 RSU Cost" and "1996 RSU Cost"). Each RSU is 100% vested three years after the date of grant, and at the end of a deferral period, if one had been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Company's Common Stock, will be credited to the named executive officer's account for each nonvested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(4) Awarded under the 1986 Incentive Stock Option Plan (the "1986 Plan"), the 1989 Nonqualified Stock Option Plan (the "1989 Plan"), or the 1996 Stock Option Plan (the "1996 Plan").

(5)   Mr.  Horne elected  not to receive his annual  incentive  bonus for fiscal
      1996.

(6) For fiscal year 1998, Mr. Horne's election under the Management Plan was to receive RSUs equal to $171,250, which was his targeted maximum bonus. Since Mr. Horne's actual bonus was $75,521, Mr. Horne was required to pay out of pocket the difference of $95,729. Mr. Horne received 13,862 RSUs which was determined by dividing $171,250 by the 1998 RSU Cost. For fiscal year 1997, Mr. Horne received 11,097 RSUs in lieu of receiving all of his annual incentive bonus which was $211,200. This number of RSUs was determined by dividing $211,200 by the 1997 RSU Cost. For fiscal year 1996, Mr. Horne's election under the Management Plan was to receive RSUs equal to $128,000, which was his targeted maximum bonus. Since Mr. Horne elected to forego his annual incentive bonus, he was required under the Management Plan to purchase RSUs for $128,000 from personal funds. Mr. Horne purchased 10,423 RSUs which was determined by dividing $128,000 by the 1996 RSU Cost. Mr. Horne held 21,520 RSUs at June 30, 1998 with a net value of $321,230 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $20.875 on June 30, 1998.

(7) For fiscal year 1998, Mr. Bloss received 8,853 RSUs in lieu of receiving all of his annual incentive bonus of $109,363. This number of RSUs was determined by dividing $109,363 by the 1998 RSU Cost. For fiscal year 1997, Mr. Bloss received 7,062 RSUs in lieu of receiving 50% of his total annual incentive bonus of $268,800, or $134,400. This number of RSUs was determined by dividing $134,400 by the 1997 RSU Cost. For fiscal year 1996, Mr. Bloss received 6,521 RSUs in lieu of receiving all of his annual incentive bonus which was $80,080. The number of RSUs was determined by dividing $80,080 by the 1996 RSU Cost. Mr. Bloss held 13,583 RSUs at June 30, 1998 with a value of $283,545 as determined in accordance with Note
      (2) above, except based on a closing market price of the Company's Class A Common Stock of $20.875 on June 30, 1998.

(8) For fiscal year 1998, Mr. McAvoy received 5,247 RSUs in lieu of receiving all of his annual incentive bonus of $64,817. This number of RSUs was determined by dividing $64,817 by the 1998 RSU Cost. For fiscal year 1997, Mr. McAvoy received 4,153 RSUs in lieu of receiving 50% of his total annual incentive bonus of $158,080, or $79,040. This number of RSUs was determined by dividing $79,040 by the 1997 RSU Cost. For fiscal year 1996, Mr. McAvoy received 3,869 RSUs in lieu of receiving all of his annual incentive bonus which was $47,520. The number of RSUs was determined by dividing $47,520 by the 1996 RSU Cost. Mr. McAvoy held 8,022 RSUs at June 30, 1998 with a value of $167,459 as determined in accordance with Note
      (2) above, except based on a closing market price of the Company's Class A Common Stock of $20.875 on June 30, 1998.

(9) For fiscal year 1998, Mr. Lacourciere received 4,708 RSUs in lieu of receiving all of his annual incentive bonus of $58,159. This number of RSUs was determined by dividing $58,159 by the 1998 RSU Cost. For fiscal year 1997, Mr. Lacourciere received 1,804 RSUs in lieu of receiving 60% of his total annual incentive bonus of $57,228, or $34,332. This number of RSUs was determined by dividing $34,332 by the 1997 RSU Cost. For fiscal year 1996, Mr. Lacourciere received 2,541 RSUs in lieu of receiving 50% of his total annual incentive bonus of $62,400, or $31,200. The number of RSUs was determined by dividing $31,200 by the 1996 RSU Cost. Mr. Lacourciere held 4,345 RSUs at June 30, 1998 with a value of $90,702 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $20.875 on June 30, 1998.

(10) For fiscal year 1998, Mr. Fifer received 2,142 RSUs in lieu of receiving 80% of his total annual incentive bonus of $33,083, or $26,461. This number of RSUs was determined by dividing $26,461 by the 1998 RSU Cost. For fiscal year 1997, Mr. Fifer received 2,233 RSUs in lieu of receiving 80% of his total annual incentive bonus of $53,125, or $42,497. This number of RSUs was determined by dividing $42,497 by the 1997 RSU Cost. For fiscal year 1996, Mr. Fifer received 4,886 RSUs in lieu of receiving $60,000 of his total annual incentive bonus of $87,845. This number of RSUs was determined by dividing $60,000 by the 1996 RSU Cost. Mr. Fifer held 7,119 RSUs at June 30, 1998 with a value of $148,609 as determined in accordance with Note (2) above, except based on a closing market price of the Company's Class A Common Stock of $20.875 on June 30, 1998.

(11)  Amount awarded under the 1989 Plan.

(12)  Amount awarded under the 1986 Plan.

(13)  Amount awarded under the 1996 Plan.

STOCK OPTION GRANTS

      The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1998 to the named executive officers.

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                          FOR OPTION TERM(3)
                             ----------------------------------------------------------  -----------------------------
                                       % OF TOTAL
                                          OPTIONS
                                        GRANTED TO   EXERCISE  MARKET PRICE
                              OPTIONS    EMPLOYEES    OR BASE   ON DATE OF
                              GRANTED    IN FISCAL     PRICE       GRANT     EXPIRATION
NAME                         (#)(1)(2)     YEAR       ($/SH)      ($/SH)        DATE         5%($)      10%($)
----                         ---------    --------    -------    --------      ------        -----      ------
Timothy P. Horne...............40,000(4)  14.49      25.375(6)    25.375      8-4-2007      638,200    1,617,800
David A. Bloss, Sr.............45,000(4)  16.3       25.375(6)    25.375      8-4-2007      717,975    1,820,025
Kenneth J. McAvoy..............30,000(4)  10.86      25.375(6)    25.375      8-4-2007      478,650    1,213,350
Paul A. Lacourciere............15,000(5)   5.43      25.375(7)    25.375      8-4-2007      239,325      606,675
Michael O. Fifer...............12,500(5)   4.52      25.375(7)    25.375      8-4-2007      199,438      505,563

(1)   All options were granted as of August 4, 1997.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1996 Stock Option Plan, the incentive stock options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4)   Awarded under the 1989 Plan.

(5)   Awarded under the 1996 Plan.

(6) Under the terms of the 1989 Plan, the exercise price of options cannot be less than 50% of fair market value.

(7) Under the terms of the 1996 Plan, the exercise price of incentive stock options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

AGGREGATED OPTION EXERCISES AND OPTION VALUES

         The following table shows information concerning the exercise of stock options during fiscal year 1998 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                                          VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                                       OPTIONS AT FISCAL YEAR END(#)(2)  AT FISCAL YEAR END($)(3)
                                                       --------------------------------  ------------------------
                        SHARES ACQUIRED       VALUE
NAME                     ON EXERCISE(#)   REALIZED($)(1)  EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                     --------------   --------------  -----------  -------------    -----------  -------------
Timothy P. Horne               --             --          155,894        124,000         547,763       192,200
David A. Bloss, Sr.            --             --           60,000        120,000         122,900       182,600
Kenneth J. McAvoy            13,000          182,335       36,000         94,000          22,650       148,650
Paul A. Lacourciere          36,800          354,000       25,200         48,000               0        81,200
Michael O. Fifer              3,000           35,463        9,300         34,200               0        54,000
------------

(1) Represents the difference between the market price on the date of exercise and the exercise price of the options before income taxes.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(3) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options before income taxes.

      1991 Non-Employee Directors' Nonqualified Stock Option Plan. Stock options granted under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 2,000 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 2,000 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date. The Directors' Plan was amended on August 6, 1996 to change the purchase price of shares which may be purchased under the Directors' Plan from $22.75 to $16.375, effective for option grants made on or after November 1, 1996.

      Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

      The  Directors'  Plan is  administered  by the  Board of  Directors  or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.

      During fiscal 1998 on the Grant Date, each non-employee Director was granted options to purchase 2,000 shares of Class A Common Stock under the Directors' Plan.

PENSION PLAN

      The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

      The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1997 and 1998 Pension Plan years, Annual Compensation in excess of $160,000 per year is disregarded under the Pension Plan ($150,000 for years prior to 1997) for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

      The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives, (ii) to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 and (iii) to executives who will be affected by IRS limits on Pension Plan Compensation. Tier one benefits are provided to a select group of key executives. The annual benefit under this tier payable at normal retirement is equal to the difference between (1) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this tier is age 62.

      Tier two benefits are provided to individuals not covered under Tier one who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986. The annual normal retirement benefit payable under this tier is equal to the difference between
(1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $186,667 disregarded for 1997 and 1998 ($175,000 for years prior to 1997). For the 1998 Plan Year, Annual Compensation in excess of $334,160 is disregarded for all purposes under Tier two of the Supplemental Plan. Tier three benefits are provided to individuals not covered under Tier one or Tier two who will be affected by IRS limits on Pension Plan compensation. The annual normal retirement benefit payable under this tier is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $267,330 disregarded. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

      The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 62 during 1998) for various levels of Final Average Compensation and years of benefit service under Tier one of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                         ESTIMATED TOTAL ANNUAL RETIREMENT BENEFIT
                                                       (PENSION PLAN PLUS SUPPLEMENTAL PLAN, TIER ONE)
FINAL AVERAGE COMPENSATION FOR                                  BASED ON YEARS OF SERVICE(1)
THREE HIGHEST CONSECUTIVE YEARS                   --------------------------------------------------------
   IN LAST 10 YEARS:                               5 YEARS      10 YEARS           15 YEARS      20 YEARS
--------------------------------                  ---------    ----------         ----------    ----------
  $100,000..........................................$10,000      $20,000            $35,000       $50,000
   150,000...........................................15,000       30,000             52,500        75,000
   200,000...........................................20,000       40,000             70,000       100,000
   250,000...........................................25,000       50,000             87,500       125,000
   300,000...........................................30,000       60,000            105,000       150,000
   350,000...........................................35,000       70,000            122,500       175,000
   400,000...........................................40,000       80,000            140,000       200,000
   450,000...........................................45,000       90,000            157,500       225,000
   500,000...........................................50,000      100,000            175,000       250,000
   550,000...........................................55,000      110,000            192,500       275,000
   600,000...........................................60,000      120,000            210,000       300,000
------------

(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

      The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1998) for various levels of Final Average Compensation and years of benefit service under Tier two of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                         ESTIMATED TOTAL ANNUAL RETIREMENT BENEFIT
                                                       (PENSION PLAN PLUS SUPPLEMENTAL PLAN, TIER TWO)
FINAL AVERAGE COMPENSATION FOR                                  BASED ON YEARS OF SERVICE(1)
FIVE HIGHEST CONSECUTIVE YEARS                    --------------------------------------------------------
                                                                                                 25 YEARS
   IN LAST 10 YEARS:                              10 YEARS      15 YEARS           20 YEARS       OR MORE
--------------------------------                  ---------    ----------         ----------    ----------
  $100,000..........................................$18,000      $27,000            $36,000       $45,000
   150,000...........................................27,000       40,500             54,000        67,500
   200,000...........................................31,714       47,570             63,427        79,284
   250,000...........................................40,714       61,070             81,427       101,784
   300,000...........................................49,714       74,570             99,427       124,284
   350,000...........................................52,989       79,484            105,978       132,473
------------

(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

         Messrs. Timothy P. Horne, Bloss, McAvoy, Lacourciere and Fifer have 39, 5, 17, 12 and 5 years, respectively, of benefit service under the Pension Plan. Messrs. Bloss, McAvoy and Fifer are eligible for Tier one benefits, and Messrs. Horne and Lacourciere are eligible for Tier two benefits. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $130,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

EMPLOYMENT, TERMINATION, SUPPLEMENTAL AND DEFERRED COMPENSATION AGREEMENTS

      On September 1, 1996 the Company and Timothy P. Horne entered into a new Employment Agreement (the "1996 Employment Agreement") that terminated and superseded all prior employment agreements between the Company and Mr. Horne. The 1996 Employment Agreement provides for annual base salary of at least
$660,000 plus other benefits and bonuses generally available to senior executives of the Company. The 1996 Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of three years until August 31, 1999 and thereafter for consecutive one year period automatic renewals unless otherwise terminated. The 1996 Employment Agreement is terminable by Mr. Horne on thirty days notice. Under the 1996 Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to two times the base salary in effect on the date of termination.

      On September 1, 1996 the Company and Timothy P. Horne entered into a new Supplemental Compensation Agreement (the "1996 Supplemental Compensation Agreement") that terminated and superseded a prior Supplemental Compensation Agreement. Under the 1996 Supplemental Compensation Agreement, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $400,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

      Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the
Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT

            The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Herndon. Mr. Murphy is the Chairman of the Committee. The members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

      In accordance with the rules adopted by the Securities and Exchange Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1998 to Timothy P. Horne, the Chief Executive Officer, and the four other most highly compensated executive officers named in the Summary Compensation Table.

COMPENSATION PHILOSOPHY

      The Company's executive compensation program is designed to promote corporate performance by aligning the interests of the Company's executives with those of the stockholders thereby enhancing stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation/corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well as promote achievement of overall business goals.

      The key elements of the Company's executive compensation program consist of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus, and stock options granted under either the 1996 Stock Option Plan (the "1996 Plan") or the 1989 Nonqualified Stock Option Plan (the "1989 Plan"). These programs, as well as the basis for the Chief Executive Officer's compensation in fiscal 1998, are discussed below.

BASE SALARY

      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the compensation for comparable positions at other companies.

      Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

      The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the same-industry peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

ANNUAL BONUS

      Under the Executive Incentive Bonus Plan, as amended, (the "Bonus Plan"), the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman of the Board and Chief Executive Officer, the President and the Chief Financial Officer in consultation with the Committee. Each selected participant is generally assigned three goals, consisting of a sales growth objective, an economic value added percentage and an inventory turns objective. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 331/3% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the Bonus Plan accomplishes that objective.

      With respect to the Bonus Plan for fiscal 1998, the Company's sales were adversely impacted by unfavorable foreign exchange rate changes, elimination of sales caused by certain divestitures, and reduced sales of oil and gas valves caused by a lower demand in Asia for energy and the unusually warm winter experienced in North America. As a result of these events, the sales and inventory turnover objectives were only partially achieved thereby offsetting the substantial achievement in the economic value added objective. The partial achievement of the sales and inventory turnover objectives resulted in lower annual incentive bonuses for the CEO and most of the executive officers.

MANAGEMENT STOCK PURCHASE  PLAN

      The Management Stock Purchase Plan (the "MSPP") is intended to increase the incentive for the Company's executives to purchase and hold more of the Company's Stock thereby more closely aligning their interests with the interests of the stockholders. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than December 31 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Company's Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant which is the date that annual incentive bonuses are paid or would otherwise be paid. This discount is comparable to that offered by other industrial companies. The Committee has decreased the number of stock options granted under the Company's stock option plans in order to further motivate executives participation in the MSPP.

STOCK OPTIONS

      Under the Company's 1996 Plan and 1989 Plan, both of which were approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. However, as previously noted, the Committee has decreased the number of stock options granted to motivate executives participation in the MSPP. Stock options granted in fiscal 1998 were approximately 90,000 less than what was granted in fiscal 1997. Stock options are a vehicle for the payment of long-term compensation which are intended to motivate executives to improve stock market performance.

      Stock options are designed to align the interests of the executives with those of the stockholders over the long-term, as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1996 Plan are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1996 Plan, the exercise price for incentive stock option grants equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Stock options under the 1989 Plan have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under either plan is generally 10 years, with the exception of incentive stock option grants under the 1996 Plan to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. Nonqualified options will not be granted under the 1996 Plan until the earlier to occur of the expiration of the 1989 Plan in 1999 or the exhaustion of shares reserved for issuance under the 1989 Plan. Under the 1996 Plan, such nonqualified options have terms regarding duration, vesting and price identical to the terms of the 1989 Plan. Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The base salary received by the CEO in fiscal 1998 was $685,000, an increase of 4.3% from $656,666 in the prior fiscal year. Under the terms of the 1996 Employment Agreement with the Company, the CEO's base salary was established in 1996 at $660,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. The CPI increased by approximately 2.3% from June 1996 to June 1997, the twelve month period immediately prior to the Committee's adjustment in the CEO's base salary for fiscal 1998. The CEO's base salary, bonus and stock option grant for fiscal 1998 were determined by the Committee using the same criteria described above for all executives, and as provided by the 1996 Employment Agreement. The bonus received by the CEO in fiscal 1998 was $75,521, which was combined with $95,729 of the CEO's own funds to purchase 13,862 RSUs. In fiscal 1998, the CEO received options under the 1989 Plan to purchase 40,000 shares with an exercise price of $25.375, which represents 100% of the fair market value of the Class A Common Stock on the grant date. This compares to 45,000 options received in fiscal 1997. The CEO holds a significant equity interest in the Company.

COMPANY POLICY ON QUALIFYING COMPENSATION

      Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in
Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

CONCLUSION

      Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan closely aligns executive compensation to corporate performance. In addition, the Committee believes that properly balancing the grant of stock options and RSUs will further encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.

                                    Stock Option and Compensation Committee
                                    ---------------------------------------
                                        Daniel J. Murphy, III (Chairman)
                                        Noah T. Herndon

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and two peer groups of companies engaged in the valve and pump industries, for a period of five fiscal years commencing June 30, 1993 and ended June 30, 1998. Peer group 1 is a newly selected performance indicator of peer companies consisting of Flowserve Corporation, U.S. Industries, Inc. and Dresser Industries, Inc. Peer group 2, the peer group used by the Company in last year's proxy statement, consists only of Flowserve Corporation because Keystone International, Inc. and Zurn Industries, Inc., the other two companies which previously appeared in the Company's peer group of companies, were acquired by Tyco International Ltd. and U.S. Industries, Inc., respectively, and therefore do not appear in the peer group 2 line graph below. Bw Ip, Inc. and Durco International, Inc. (formerly known as Duriron, Inc.) which also previously appeared in the Company's peer group of companies, merged on July 22, 1997 to form Flowserve Corporation. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1993 and that all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 Among Watts Industries, Inc., The S&P 500 Index
                               and Two Peer Groups


[Page 17 - Line Graph]

                                                                 CUMULATIVE TOTAL RETURN
                                            6/30/93      6/30/94    6/30/95    6/30/96   6/30/97    6/30/98
Watts Industries, Inc.........................100          126        137        103       135        119
Peer Group 1..................................100          92         105        147       193        222
Peer Group 2..................................100          113        163        177       221        189
S & P 500.....................................100          101        128        161       217        282

CERTAIN TRANSACTIONS

      George B. Horne, the father of Timothy P. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc. Retirement Plan for Salaried Employees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and provide copies of such forms to the Company. Based on a review of the copies of such forms provided to the Company, the Company believes that during the fiscal year ended June 30, 1998, all reports on forms required by Section 16(a) to be filed by the aforementioned persons were filed on a timely basis.


                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1998. The Company engaged KPMG Peat Marwick LLP as its new and sole independent accountant to audit the Company's financial statements, including those of Watts Industries Europe B.V., effective April 4, 1997.

      Ernst & Young LLP, the Company's former principal independent accountant which audited the Company's financial statements for the two most recent fiscal years prior to fiscal 1997, and Deloitte & Touche, an independent accountant which audited the financial statements of Watts Industries Europe B.V., a significant subsidiary of the Company, for the two most recent fiscal years prior to fiscal 1997, and upon whom Ernst & Young LLP expressed reliance in its reports, were each dismissed as independent accountants of the Company effective April 4, 1997. Neither Ernst & Young LLP's reports on the Company's financial statements nor Deloitte & Touche's reports on Watts Industries Europe B.V.'s financial statements for either of the two fiscal years preceding fiscal 1997 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change accountants was made because the Company believes it will be more efficient to have one accounting firm rather than two accounting firms performing the audit in different parts of the world. The Company initiated the selection process by inviting proposals for audit and tax services from Ernst & Young LLP, Deloitte & Touche, and KPMG Peat Marwick LLP. Services previously provided to the Company by KPMG Peat Marwick LLP were limited to tax and information technology consulting services. The decision to change accountants was approved by the Company's Audit Committee and its Board of Directors.

      There were no disagreements between the Company and either of Ernst & Young LLP or Deloitte & Touche during the two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding their dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of either Ernst & Young LLP or Deloitte & Touche, would have caused either of them to make a reference to the subject matter of disagreements in connection with their reports. There were no "reportable events", as that term is defined in Regulation S-K, Item 304(a)(1)(v) promulgated by the Securities and Exchange Commission, involving either of Ernst & Young LLP or Deloitte & Touche that occurred within the Company's two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding their dismissal.

      The Company did not consult with KPMG Peat Marwick LLP during the Company's two most recent fiscal years prior to fiscal 1997 and subsequent interim periods preceding the engagement regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) promulgated by the Securities and Exchange Commission) or a "reportable event".

      The Company expects that a representative of KPMG Peat Marwick LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

      Holders of voting rights sufficient to ratify the selection of KPMG Peat Marwick LLP as independent auditors have indicated an intention to vote in favor of this proposal.

      The Board of Directors recommends that stockholders vote FOR this proposal.


                                   PROPOSAL 3


      Mr. Frederic B. Horne, c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, MA 01923, who is the beneficial owner of 1,840,473 shares of Company common stock according to a Schedule 13D filed with the Securities and Exchange Commission, has requested inclusion of the following proposal and supporting statement in this proxy statement, which proposal will be acted upon if presented at the meeting.

RESOLVED:   To request the Board of  Directors  to take the steps  necessary  to
            amend  and  restate  the  Amended  and   Restated   Certificate   of
            Incorporation of this corporation to delete the provisions that create two classes of Common Stock, so that there is only one class of Common Stock, each with one vote per share.

SUPPORTING STATEMENT.

      The Amended and Restated Certificate of Incorporation provides that each Class B share (which are limited by the charter to the Horne family, descendants or trusts for their benefit, and are mostly controlled by voting trusts disclosed in this proxy statement) is entitled to ten votes, while each Class A share is only entitled to one vote.

         In the proponent's opinion, eliminating the super voting provisions of Class B shares benefits stockholders by:

         o equalizing elective power for the board of directors, thereby supporting board independence,

         o    encouraging fair value for the price of Class A shares, and

         o improving use of the company's equity as a source of capital to continue growth by acquisition and otherwise.

      The super voting provisions and continuity of control have provided stability of leadership and ownership. However, the combination of super voting and the Horne family voting trusts create the perception among certain investors of limited available outstanding shares and reduced board independence. By granting Class A holders the voting majority, effective control will continue to remain with the Horne family, but the Class A gain the opportunity to have more influence with the board.

      Please see the Performance Graph in this Proxy Statement. In the proponent's opinion, the Class B super voting provisions may represent an impediment to enhanced share valuation and appreciation by limiting the potential stockholder base primarily to value oriented (investor) funds, causing lower trading volume and fewer potential buyers. This proposal endeavors to broaden the stockholder base and confirm management's focus on maximizing value for all stockholders.

      Although the super voting provisions existed prior to Watts public offerings, and each Class A stockholder bought them with knowledge of the super voting provisions, this proposal would expand the stockholder base by encouraging other investors (who may have policies against owning a class of securities that does not control the issuer) to invest. In the proponent's opinion, a larger base of potential purchasers would create greater trading volume and greater demand. Expanding the stockholder base ultimately enures to the benefit of stockholders.

      By enhancing the company's market capitalization, additional advantages accrue to Watts by improving its flexibility and opportunity to use Watts equity for future acquisitions and other corporate purposes.

      The elimination of the Class B shares would enhance stockholder value for all stockholders. If you AGREE, please mark your proxy FOR this proposal.


BOARD'S STATEMENT IN OPPOSITION TO PROPOSAL 3

REASONS FOR THE RETENTION OF THE DUAL CLASS CAPITAL STRUCTURE

      The Company believes that retaining two classes of common stock with different voting rights is in the best interest of the Company and its stockholders. The Watts Board believes that the current dual class capitalization (a) provides the Company with greater flexibility in financing its growth, (b) promotes stability in the leadership, involvement and substantial voting interest of the Horne family which allows the Company to focus on long-term growth, and (c) enhances the Company's ability to attract, retain and motivate highly qualified key employees. The Watts Board's reasons for its position are described below.

      In determining its position on the proposal, in addition to the reasons set forth below, the Watts Board also considered that Frederic B. Horne, the proponent of the proposal, was employed by the Company since 1973 and served as a director of the Company since 1980 until voluntarily resigning from all positions in 1997. In particular, the Watts Board considered that the proponent voted in favor of adopting the dual class capital structure in 1986 both as a stockholder and a director of the Company. In addition, though he attended virtually every board of directors meeting since adoption of the structure in 1986, at no time did the proponent make any proposal to change or eliminate the Company's dual class capital structure or any proposal relating to the governance of the Company and its long-term growth strategy. The Watts Board also noted that there is no record of any dissenting vote made by the proponent as a director of the Company.

FINANCING FLEXIBILITY

      The dual class capital structure provides the Company with greater flexibility to pursue its growth strategy, which includes the acquisition and integration of related businesses. The Watts Board believes that the Company's ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to take advantage of acquisition opportunities without significantly diluting the voting interest of the Company's existing stockholders or providing target stockholders with undue voting power. The dual class capitalization also provides the Company with increased flexibility to issue common stock to raise equity capital for a variety of corporate purposes, including to finance its growth. The Company's ability to issue Class A Common Stock mitigates any reluctance the Horne family and senior management might otherwise have to support the issuance of significant additional common stock of the Company because of the voting dilution such issuance would entail.

STABILITY

      The Company's history of growth, profitability and financial strength is due in large part to the Company's stable leadership which has focused on long-term growth. This stability has enabled management to build significant value during the past twelve years as a public company. The Watts Board believes that the dual class capital structure reduces the risk of disruption in the continuity of the Company's current operational policies and long-range strategy that might otherwise result if the Company were to issue additional equity securities under a single class structure for acquisitions or other reasons, or if members of the Horne family were to dispose of a significant percentage of their equity interest in the Company for estate tax, diversification or other reasons.

KEY EMPLOYEES

      The Watts Board believes that the dual class capital structure enhances the Company's ability to attract and retain highly qualified key employees. By issuing Class A Common Stock pursuant to the Company's equity-based compensation plans, the Company is able to attract, retain and motivate key employees without materially diluting the voting power of the Class B stockholders.

VOTE REQUIRED

      Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the votes represented by all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class.

The Watts Board unanimously recommends that stockholders vote AGAINST this proposal.


                              STOCKHOLDER PROPOSALS

      In order for any stockholder proposal to be included in the proxy statement for the Company's 1999 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than May 20, 1999 and must satisfy certain rules of the Securities and Exchange Commission.

      Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 1999 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 1998 Annual Meeting which dates will be August 6, 1999 and June 22, 1999, respectively. Shareholder proposals received by the Company outside of the aforementioned dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 1999 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 1998 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 1999 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 1999 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.


                             WATTS INDUSTRIES, INC.

                815 Chestnut Street, North Andover, MA 01845-6098
                     Visit out website at: www.wattsind.com

Printed in U.S.A.                                                      764-PS-98

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class A Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 20, 1998 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

         The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1998 Annual Report to Stockholders.

      Please mark
      votes as in
      this example.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of Items 1 and 2 and against Item 3. Item 3 is a shareholder proposal which will be acted upon if presented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect six Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      Nominees:  Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy,  Noah
      T. Herndon, Gordon W. Moran and Daniel J. Murphy, III.

                         FOR                 WITHHELD
                    ALL NOMINEES       FROM ALL NOMINEES


              -------------------------------------------
                For all nominees except as noted above
                                                      FOR     AGAINST    ABSTAIN

      2. To ratify the selection of KPMG
         Peat Marwick  LLP as the
         independent auditors of the Company
         for the current fiscal year.

                                                      FOR     AGAINST    ABSTAIN

      3. To request the Board of Directors
         to take the steps necessary to amend
         and   restate   the  Amended   and
         Restated Certificate of Incorporation
         of this corporation to delete the
         provisions that create two  classes of
         Common Stock, so that there is only one class of Common Stock, each with one vote per share.



                MARK HERE
                FOR ADDRESS
                CHANGE AND
                NOTE AT LEFT

         Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


         Signature:  _____________________           Date: __________________



         Signature:  ______________________          Date: __________________

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class B Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 20, 1998 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

         The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1998 Annual Report to Stockholders.

      Please mark
      votes as in
      this example.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of Items 1 and 2 and against Item 3. Item 3 is a shareholder proposal which will be acted upon if presented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      1. To elect six Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      Nominees:  Timothy P. Horne, David A. Bloss, Sr., Kenneth J. McAvoy,  Noah
      T. Herndon, Gordon W. Moran and Daniel J. Murphy, III.

                           FOR                       WITHHELD
                    ALL NOMINEES       FROM ALL NOMINEES




              -------------------------------------------
                For all nominees except as noted above
                                                      FOR     AGAINST    ABSTAIN

         2. To ratify the selection of KPMG
            Peat Marwick  LLP as the
            independent auditors of the Company
            for the current fiscal year.

                                                      FOR     AGAINST    ABSTAIN

         3. To request the Board of Directors
            to take the steps necessary to amend
            and restate the Amended and Restated
            Certificate of Incorporation  of this
            corporation to delete the provisions that create two classes of Common Stock, so that there is only one class of Common
            Stock, each with one vote per share.



         MARK HERE
         FOR ADDRESS
         CHANGE AND
         NOTE AT LEFT

         Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


         Signature:  ____________________   Date:_______________________



         Signature:  _____________________  Date:_______________________